Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(in thousands, except share and per share amounts)

Overview

On October 29, 2024, Pioneer Power Solutions, Inc. (the “Company” or “Pioneer Power”) entered into an Equity Contribution and Purchase Agreement (the “Equity Purchase Agreement”), by and among the Company, Pioneer Custom Electrical Products, LLC, a wholly owned subsidiary of the Company (“Pioneer Custom”), Voltaris Power LLC (the “Buyer”) and Pioneer Investment LLC (“Investment”). Pursuant to the terms of the Equity Purchase Agreement, the Company agreed to:

(i)	contribute 4% of all of the issued and outstanding equity interests of Pioneer Custom to Investment (the “Rollover Interests”) in exchange for Investment issuing $2.0 million of common units (representing approximately 6% of Investment’s issued and outstanding common units on the Closing Date (as defined below)) (the “Rollover Units”) to the Company; and
(ii)	sell all of the issued and outstanding equity interests of Pioneer Custom other than the Rollover Interests to the Buyer ((i) and (ii) being, the “Equity Transaction”).

The Equity Transaction included total consideration of (i) $48.0 million in cash, subject to adjustment pursuant to the terms of the Equity Purchase Agreement, and (ii) $2.0 million in equity pursuant to Investment’s issuance of the Rollover Units to the Company.

Following the execution of the Equity Purchase Agreement, the Equity Transaction was consummated on October 29, 2024 (the “Closing Date”).

In addition, upon the closing of the Equity Transaction, the Company and the Buyer entered into a transition services agreement, pursuant to which (i) the Company will provide certain transition services to the Buyer for various service periods ranging from 30 days to 12 months following the Closing Date and (ii) the Buyer will provide one specific transition service to the Company until October 31, 2025.

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2024, presents the Company’s condensed consolidated balance sheet giving pro forma effect to the sale of Pioneer Custom (the “Transaction”) as if it had occurred on June 30, 2024. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2024, and condensed consolidated statement of operations for the year ended December 31, 2023 present the Company’s consolidated results of operations giving pro forma effect to reflect the presentation of Pioneer Custom as discontinued operations in accordance with Accounting Standards Codification 205-20, Discontinued Operations (“ASC 205”) and, as a result, such results of operations of Pioneer Custom are not included in the loss from continuing operations. In addition, the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2024, and condensed consolidated statement of operations for the year ended December 31, 2023 reflect certain adjustments that are incremental to those related to the application of ASC 205, which adjustments are described herein, as if they had occurred on January 1, 2023.

The unaudited pro forma consolidated financial statements presented below have been derived from the Company’s historical consolidated financial statements. While the historical consolidated financial statements reflect the past financial results of the Company, the pro forma condensed consolidated financial statements are included for informational purposes only and are intended to illustrate how the Transaction might have affected the historical consolidated financial statements had it been completed at an earlier time as indicated herein. The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K and these unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information and ASC 205, and include adjustments to the extent that they are directly attributable to the Transaction.

These pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of the Transaction on the Company’s historical consolidated financial statements, and are not necessarily indicative of the Company’s future financial position and future results of operations and do not reflect all actions that may be taken by the Company following the closing of the Transaction. The actual financial position and results of operations of the Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed consolidated financial statements do not reflect the realization of any expected cost savings, synergies or dis-synergies as a result of the Transactions. Management has elected not to present management’s adjustments and has only presented transaction accounting adjustments in the unaudited pro forma condensed combined financial statements.

These unaudited pro forma consolidated financial statements should be read in connection with:

●	the Company’s unaudited interim historical condensed consolidated financial statements, the accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024; and

●	the Company’s historical audited consolidated financial statements, the accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

PIONEER POWER SOLUTIONS, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2024

(In thousands, except for share amounts)

	As Reported	Transaction Accounting Adjustments	Notes	Pro Forma
	Note A	Note B
ASSETS
Current assets:
Cash	$6,512	$47,843	(a)	$54,355
Accounts receivable, net of allowance for credit losses of $150	5,900	(4,200)	(a)	1,700
Inventories	12,657	(7,273)	(a)	5,384
Prepaid expenses and other current assets	7,946	(1,704)	(a)	6,242
Total current assets	33,015	34,666		67,681
Property and equipment, net	4,226	(253)	(a)	3,973
Operating lease right-of-use assets	399	(85)	(a)	314
Finance lease right-of-use assets	309	-		309
Cost method investment	-	2,000	(a)	2,000
Other assets	75	(42)	(a)	33
Total assets	$38,024	$36,286		$74,310

LIABILTIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$12,507	$(4,454)	(a)	$8,053
Income taxes payable	-	6,779	(a)	6,779
Current portion of operating lease liabilities	302	(88)	(a)	214
Current portion of financing lease liabilities	123	-		123
Deferred revenue	8,943	(8,190)	(a)	753
Total current liabilities	21,875	(5,953)		15,922
Operating lease liabilities, non-current portion	121	-		121
Financing lease liabilities, non-current portion	200	-		200
Other long-term liabilities	40	-		40
Total liabilities	22,236	(5,953)		16,283

Stockholder’s equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	-	-		-
Common stock, $0.001 par value, 30,000,000 shares authorized; 10,917,038 shares issued and outstanding	11	-		11
Additional paid in capital	38,724	-		38,724
Accumulated deficit	(22,947)	42,239	(a)	19,292
Total stockholders’ equity	15,788	42,239		58,027
Total liabilities and stockholders’ equity	$38,024	$36,286		$74,310

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

PIONEER POWER SOLUTIONS, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2024

(In thousands, except for share and per share amounts)

	As Reported	Transaction Accounting Adjustments	Notes	Pro Forma
	Note A	Note B

Revenue	$14,930	$(8,220)	(a)	$6,710
Cost of goods sold	12,549	(7,015)	(a)	5,534
Gross profit	2,381	(1,205)		1,176
Operating expenses
Selling, general and administrative	5,338	(1,151)	(a)	4,187
Research and development	449	-		449
Total operating expenses	5,787	(1,151)		4,636
Loss from continuing operations	(3,406)	(54)		(3,460)
Interest income	(48)	(3)	(a)	(51)
Other income	(40)	-		(40)
Net loss from continuing operations	$(3,318)	$(51)		$(3,369)

Loss from continuing operations per share - basic and diluted	$(0.32)			$(0.32)
Weighted average shares outstanding - basic and diluted	10,518,659			10,518,659

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

PIONEER POWER SOLUTIONS, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2023

(In thousands, except for share and per share amounts)

	As Reported	Transaction Accounting Adjustments	Notes	Pro Forma
	Note A	Note B

Revenue	$41,493	$(30,377)	(a)	$11,116
Cost of goods sold	33,143	(24,252)	(a)	8,891
Gross profit	8,350	(6,125)		2,225
Operating expenses
Selling, general and administrative	10,119	(1,745)	(a)	8,374
Research and development	885	-		885
Total operating expenses	11,004	(1,745)		9,259
Loss from continuing operations	(2,654)	(4,380)		(7,034)
Interest income	(232)	-		(232)
Other income	(524)	-		(524)
Net loss from continuing operations	$(1,898)	$(4,380)		$(6,278)

Loss from continuing operations per share - basic and diluted	$(0.19)			$(0.63)
Weighted average shares outstanding - basic and diluted	9,905,234			9,905,234

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

PIONEER POWER SOLUTIONS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except for share and per share amounts)

1. Pro Forma Adjustments

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Unaudited Pro Forma Condensed Consolidated Balance Sheet – As of June 30, 2024

Note A	Derived from the historical condensed consolidated balance sheet of Pioneer Power as of June 30, 2024
Note B	Transaction Accounting Adjustments:
(a)

Adjustments reflect the estimated aggregate consideration of $50,000 ($48,000 in cash and $2,000 in Rollover Units) to be realized from the sale of Pioneer Custom at closing, net of transaction costs of $234 (primarily financial advisory and legal fees) and estimated taxes due on the disposition of the Pioneer Custom business.

The Rollover Units represent an ownership stake of approximately 6% in Investment. As a result, the Company has accounted for this component of the Equity Transaction as a cost method investment on the pro forma condensed consolidated balance sheet.

The gain on the sale of the Pioneer Custom business is partially offset by net operating loss carryforwards for federal and state tax purposes. The utilization of these attributes is offset by a change in valuation allowance.

The sale proceeds have been estimated utilizing balances as of June 30, 2024. The final gain recognized and consideration received on the sale transaction will reflect final balances at the time of the closing and may differ materially from the estimates used above.

The estimated pro forma gain on disposal is calculated as the difference between the estimated aggregate net proceeds to be realized from the sale of the Pioneer Custom business at closing and the carrying value of the disposal group as of June 30, 2024, net of estimated income taxes. The actual gain on disposal, including the Company’s estimate of income taxes payable, will be based on the balance sheet information as of the closing and the finalization of the Company’s current fiscal year tax provision, and may differ materially from the estimates used above. The pro forma gain on disposal has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not impact income or loss from continuing operations.

Unaudited Pro Forma Condensed Consolidated Statement of Operations - For The Six Months Ended June 30, 2024

Note A	Derived from the historical condensed consolidated statement of operations of Pioneer Power for the six months ended June 30, 2024.
Note B	Transaction Accounting Adjustments:
(a)	Adjustments to reflect the results of the Pioneer Custom business as discontinued operations.

Unaudited Pro Forma Condensed Consolidated Statement of Operations - For The Year Ended December 31, 2023

Note A	Derived from the historical audited consolidated statement of operations of Pioneer Power for the year ended December 31, 2023.
Note B	Transaction Accounting Adjustments:
(a)	Adjustments to reflect the results of the Pioneer Custom business as discontinued operations.